UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	04–3516029
(State of Incorporation or Organization)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $.01 par value per share	New York Stock Exchange, Inc.

Junior Participating Preferred Stock Rights	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the Common Stock, par value $.01 per share (the “Common Stock”), of Five Star Quality Care, Inc., a Maryland corporation (the “Registrant”), and the Junior Participating Preferred Stock Rights currently attached to the Common Stock (the “Rights”).  Descriptions of the Common Stock and Rights are contained in the Registrant’s Registration Statement on Form S-3, File No. 333-163060, filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2009, under the captions “Description of Capital Stock—Common Shares,” “Description of Capital Stock—Junior Participating Preferred Shares” and “Description of Certain Provisions of Maryland Law and of Charter and Bylaws—Rights Plan.” These descriptions, together with any amendments or reports filed for the purpose of updating such descriptions, are incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit
Number	Description of Exhibit
1.1	Articles of Amendment and Restatement of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 31, 2006.)

1.2

Articles Supplementary, as corrected by Certificate of Correction, dated as of March 19, 2004. (Incorporated by reference to Exhibit 2 to the Registrant’s Form 8-A dated March 19, 2004 and Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, respectively.)

1.3	By-Laws of the Registrant, as amended. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated February 10, 2010.)

1.4	Form of common share certificate. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.)

1.5

Rights Agreement, dated as of March 10, 2004, by and between the Registrant and EquiServe Trust Company, N.A. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated March 12, 2004.)

1.6

Appointment of Successor Rights Agent, dated as of December 13, 2004, by and between the Registrant and Wells Fargo Bank, National Association, a national banking association. (Incorporated by reference to Exhibit 4.1 the Registrant’s Current Report on Form 8-K dated December 13, 2004.)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIVE STAR QUALITY CARE, INC.

Date: January 31, 2011	By:	/s. Bruce J. Mackey Jr.
		Name:	Bruce J. Mackey Jr.
		Title:	President and Chief Executive Officer